EXHIBIT 99.1

LIZ CLAIBORNE INC.
1441 BROADWAY
NEWYORK NY 10018
T 212 354-4900
FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:

Robert J. Vill	Jane Randel
Vice President, Finance & Treasurer	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408
LIZ CLAIBORNE INC. NAMES WILLIAM L. MCCOMB
CHIEF EXECUTIVE OFFICER
Johnson & Johnson Executive Brings Proven Success
Building Global Brands, Significant Consumer Marketing Experience
and Outstanding Record of Delivering Growth
NEW YORK, NY, October 16, 2006 – Liz Claiborne Inc. (NYSE: LIZ) today announced that William L. McComb, Company Group Chairman at Johnson & Johnson (NYSE: JNJ), has been appointed Chief Executive Officer and a member of the Board of Directors, effective November 6, 2006. Mr. McComb, who will succeed Paul R. Charron as Chief Executive Officer, is a proven executive with expertise in the areas of global brand-building, consumer marketing and advertising. Mr. Charron, who previously announced his intention to retire from the Company, will remain Chairman through the end of 2006 and will become Chairman Emeritus as of January 1, 2007. He will also provide consulting services to the Company for one year.
The Company also announced today that Kay Koplovitz has been appointed non-executive Chairman of the Board of Directors, effective January 1, 2007. In this position, she will manage the business of the Board of Directors and provide support and counsel to the CEO.
Commenting on the announcement, Mr. Charron said, “Bill is a talented and proven leader who brings an ideal combination of skills and experience to lead Liz Claiborne forward. He is a creative thinker and intuitive marketer with proven success in revitalizing key brands and marketing to women. We are confident that Liz Claiborne will greatly benefit from his unique perspective, proven track record of managing a portfolio of global brands and deep international experience. Bill has a keen understanding of the dynamics of marketing to consumers, anticipating trends and building relationships with business partners. His background will complement the strong talent and capabilities that we have developed in-house and will be instrumental in leading Liz Claiborne through its next stage of growth.”
Mr. McComb, 43, serves as Company Group Chairman at Johnson & Johnson, with responsibility for operations in over 100 countries, 5,000 employees and $3.8 billion in sales. During his 14-year tenure with Johnson & Johnson, Mr. McComb has overseen some of the company’s largest and most successful consumer product businesses and brands, including Tylenol, Motrin, and Clean & Clear, to name a few. Among his accomplishments, Mr. McComb led the team that repositioned and restored growth to the Tylenol brand beginning in 1999 and oversaw the growth of J&J’s McNeil Consumer business with key brand licenses such as St. Joseph aspirin and a strategy to grow beyond the over-the-counter market by adding pediatric prescription drugs.
Following his success in Johnson & Johnson’s consumer and pharmaceutical segments, Mr. McComb became Company Group Chairman in 2005. His experience also includes a number of marketing and brand management-related posts in Johnson & Johnson’s OTC and skincare businesses and with the Leo Burnett advertising firm.
“Bill is a dynamic, team-oriented executive with a stellar track record of driving growth, and we are thrilled to have him lead Liz Claiborne,” said Ms. Koplovitz. “Over the course of his career, Bill has repeatedly demonstrated an ability to develop innovative strategies to drive consumer demand and deliver superior results, evolving businesses to capitalize on new opportunities. We welcome Bill to the Liz Claiborne family and look forward to working with him as the Company continues to evolve and grow.”
Mr. McComb stated, “Liz Claiborne has established itself as a leader and innovator in the apparel industry with incredibly talented people, an exceptional portfolio of brands, and an established track record of success. I have great admiration for what Paul and his team have achieved and for the special culture they have created at Liz Claiborne. I am very excited about the opportunity to leverage my experience to build upon this foundation and develop new avenues for growth. I look forward to working with Trudy Sullivan and the management team to further harness the enormous potential at Liz Claiborne.”
Mr. Charron added, “I am very proud of what our team has accomplished over the last 12 years and remain as excited as ever about the growth opportunities ahead for this extraordinary organization. I look forward to working with Bill to assure a smooth transition and to the continued success of Liz Claiborne Inc.”
Mr. McComb received an M.B.A. in Marketing and Finance from the University of Chicago Graduate School of Business and a B.A. in Economics from Miami University of Ohio.

Ms. Koplovitz has been a member of the Liz Claiborne Inc. Board of Directors since 1992 and is a principal of Koplovitz & Co. LLC, a media investment firm. She is the founder of international cable television programming company USA Networks and served as its Chairman and Chief Executive Officer from 1977 to 1998.
Today’s appointments are part of the Company’s previously announced management succession plan. The Board had initiated a comprehensive process to identify a successor, assisted by Spencer Stuart. Mr. Charron has served as CEO since 1995 and as Chairman since 1996.
The Company will sponsor a conference call today at 9:00 am EDT to discuss the appointment of William McComb as CEO. To participate, please call 1-866-425-6195 (conference ID # 8001353) at 8:45 AM. The digital playback number is 1-877-519-4471 (PIN # 8001353). The International dial-in number is 1-973-935-8752 (PIN # 8001353). The digital playback number for International callers is 1-973-341-3080 (PIN # 8001353). The digital playback will be available until 11:59 p.m. October 30, 2006. We will also be webcasting the call via our website, www.lizclaiborneinc.com. The webcast will be posted in the Investor Relations section. An archive of the webcast will also be available through Monday, November 6, 2006.
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets an extensive range of branded women’s and men’s apparel, accessories and fragrance products. Our diverse portfolio of quality brands — available domestically and internationally via wholesale and retail channels — consistently meets the widest range of consumers’ fashion needs, from classic to contemporary, active to relaxed and denim to streetwear. Liz Claiborne Inc.’s brands include Axcess, Bora Bora, C & C California, City Unltd., Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Ellen Tracy, Emma James, Enyce, First Issue, Intuitions, J.H. Collectibles, Juicy Couture, Kenzie, Kenziegirl, Laundry by Shelli Segal, LIZ, Liz Claiborne, Lucky Brand Jeans, Mac & Jac, Mambo, Marvella, Mexx, Monet, Monet 2, Prana, Realities, Sigrid Olsen, Soul, Spark, Stamp 10, Tapemeasure, Tint, Trifari, Villager and Yzza. In addition, Liz Claiborne Inc. holds the exclusive, long-term license to produce and sell men’s and women’s collections of DKNY(R) Jeans and DKNY(R) Active in the Western Hemisphere. The Company also has the exclusive license to produce jewelry under the Kenneth Cole New York and Reaction Kenneth Cole brand names.
Forward Looking Statements
Statements contained herein that relate to future events or the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results of operations or level of business for 2006 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The Company may change its intentions, belief or expectations at any time and without notice, based upon any change in the Company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include risks related to the continuing challenging retail and macro-economic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments, and a continuation of the deflationary trend in prices for apparel products; risks related to the Company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to reduce product cycle-time and costs and meet customer demands; risks associated with the Company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the Company’s larger customers, such as the merger between Federated Department Stores, Inc. and The May Department Store Company; risks associated with providing for the succession of senior management; risks related to retailer and consumer acceptance of the Company’s products; risks associated with the possible failure of the Company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with Company policies regarding labor practices or applicable laws or regulations; risks related to the Company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the Company’s ability to maintain and enhance favorable brand recognition; risks associated with the operation and expansion of the Company’s own retail business; risks associated with the Company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the Company’s ability to identify appropriate acquisition candidates and negotiate favorable financial and other terms, against the background of increasing market competition (from both strategic and financial buyers) for the types of acquisitions the Company has made; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with the Company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with any significant disruptions in the Company’s relationship with its employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the Company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and prices and such other factors as are set forth in our 2005 Annual Report on Form 10-K, including, without limitation, those set forth under the heading “Risk Factors” and under the heading “Statement Regarding Forward-Looking Disclosure”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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WILLIAM L. MCCOMB CAREER HIGHLIGHTS

1992 to Present	JOHNSON & JOHNSON Fort Washington, PA

2005 – Present	Company Group Chairman, Orthopaedics and Neurologics, Worldwide Franchise Chairman and concurrently Member of J&J Medical Device and Diagnostics Group Operating Committee

2001 – 2005	President, McNeil Consumer & Specialty Pharmaceuticals and concurrently President, Ortho Women’s Health and Urology (2004-2005)

1999 – 2001	Vice President, Marketing, McNeil Consumer Healthcare

1997 – 1998	Vice President, New Markets, Johnson & Johnson Professional Markets

1996 – 1997	Vice President, Johnson & Johnson-Merck

1995	Group Product Director, Johnson & Johnson Consumer Products

1993 – 1994	Product Director, Johnson & Johnson Consumer Products

1992 – 1993	Assistant Product Director, Johnson & Johnson Consumer Products

1989 – 1992	LEO BURNETT

Advertising Account Service Positions

Education	University of Chicago Graduate School of Business, Chicago, IL M.B.A., Marketing & Finance, 1987

Miami University of Ohio, Oxford, OH B.A., Economics, 1984
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